EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Partners Reports Third Quarter 2018 Financial Results

  Net income of $14.5 million, or $0.44 per common unit
  Adjusted EBITDA of $16.8 million and distributable cash flow of $14.9 million
  Quarterly cash distribution of $0.475 per unit
  Distribution coverage ratio of 0.96x, LTM distribution coverage ratio of 1.02x

OMAHA, Neb., Nov. 07, 2018 (GLOBE NEWSWIRE) -- Green Plains Partners LP (NASDAQ:GPP) today announced financial and operating results for the third quarter of 2018. Net income was $14.5 million, or $0.44 per common unit, for the third quarter of 2018 compared with $14.5 million, or $0.45 per common unit, for the same period in 2017. The partnership reported adjusted EBITDA of $16.8 million and distributable cash flow of $14.9 million for the third quarter of 2018, compared with adjusted EBITDA of $16.4 million and distributable cash flow of $14.9 million for the same period in 2017. Distribution coverage was 0.96x for the three months ended September 30, 2018.

“The partnership will remain the primary vehicle to expand our downstream logistics activities,” said Todd Becker, president and chief executive officer of Green Plains Partners. “As Green Plains Inc. finalizes its current portfolio optimization plan, we will continue to pursue accretive opportunities to grow the partnership’s revenue and earnings, and provide diversification for our unitholders.”

Third Quarter Highlights and Recent Developments

  On August 13, 2018, all of the 15,889,642 outstanding subordinated units held by Green Plains Inc. were converted into common units on a one-for-one basis. The conversion of the subordinated units does not impact the amount of cash distributions paid or the total number of outstanding units.

  On October 8, 2018, Green Plains Inc. announced that it entered into an asset purchase agreement for the sale of three ethanol plants located in Bluffton, Ind., Lakota, Iowa, and Riga, Mich.. Correspondingly, the partnership entered into an asset purchase agreement to sell select storage and transportation assets to Green Plains Inc. for $120.9 million and is subject to certain post-closing adjustments. Approximately 525 railcars of the 3,500 railcars leased by the partnership are anticipated to be conveyed to Green Plains Inc. upon closing. The partnership will receive approximately 8.9 million units owned by Green Plains Inc. as payment for the transaction. The Conflicts Committee reviewed and approved these transactions.

  Also on October 8, 2018, the partnership and its parent have agreed, upon closing of the above transaction, to extend the storage and throughput services agreement with Green Plains Trade for an additional three years to June 30, 2028. Upon closing, the quarterly minimum volume commitment associated with the storage and throughput services agreement will be 235.7 million gallons or, approximately 80% of the revised Green Plains Inc. annual production capacity of 1.183 billion gallons.

  On October 12, 2018, the partnership amended its revolving credit facility to allow the sale of the ethanol storage assets associated with up to six ethanol plants owned by Green Plains with no more than 600 million gallons of production capacity. Upon close of such sale, the revolving credit facility available will be decreased from $235 million to $200 million. In addition, the lenders permitted the exchange of units as consideration for the transaction and also permitted modifications of various key operating agreements. There were no significant changes in other covenants.

  Effective October 15, 2018, the partnership and Green Plains Inc. agreed to extend the offer period related to the company’s interest in JGP Energy Partners, a joint venture with Jefferson Ethanol Holdings LLC, to June 30, 2019. The Conflicts Committee reviewed and approved this transaction.

  On October 18, 2018, the board of directors of the partnership’s general partner declared a quarterly cash distribution of $0.475 per unit, or approximately $15.5 million, for the third quarter of 2018. The distribution is payable on Nov. 9, 2018, to unitholders of record at the close of business on Nov. 2, 2018.

Results of Operations
Consolidated revenues decreased $0.7 million for the three months ended September 30, 2018, compared with the same period for 2017. Revenues generated from rail transportation services decreased $1.2 million due to lower average rates charged for the railcar volumetric capacity provided. Revenues generated from terminal services decreased $0.2 million due to lower throughput at our fuel terminals. These decreases were partially offset by an increase in trucking and other revenue of $0.4 million primarily due to expansion of our truck fleet and an increase in storage and throughput services revenue of $0.3 million primarily due to an increase in throughput and transload volumes.

Operations and maintenance expenses decreased $1.1 million for the three months ended September 30, 2018, compared with the same period for 2017, primarily due to lower railcar lease expense.

General and administrative expenses increased $0.2 million for the three months ended September 30, 2018, compared with the same period for 2017, primarily due to increases in board expenses and professional fees. Interest expense increased $0.5 million due to costs associated with increasing the partnership’s revolving credit facility and higher interest rates.

During the third quarter of 2018, Green Plains Inc.'s average utilization rate was approximately 81.3% of capacity, resulting in ethanol production of 304.8 million gallons for the third quarter of 2018, compared with 313.6 million gallons, or 83.7% of capacity, for the same quarter last year. Green Plains Inc. continues to evaluate production run rates and may flex production depending on market conditions. Green Plains Trade exceeded the minimum volume commitment for the three months ended September 30, 2018, and received a $0.4 million credit related to the $0.7 million deficiency payment charged by the partnership for the three months ended March 31, 2018.

GREEN PLAINS PARTNERS LP
SELECTED OPERATING DATA
(unaudited, in million gallons)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017	% Var.	2018	2017	% Var.
Product volumes
Storage and throughput services	314.1	308.3	1.9%	926.7	913.9	1.4%

Terminal services:
Affiliate	35.2	33.1	6.3	101.3	124.5	(18.6)
Non-affiliate	28.1	38.8	(27.6)	90.7	99.3	(8.7)
	63.3	71.9	(12.0)	192.0	223.8	(14.2)

Railcar capacity billed (daily average)	98.2	95.1	3.3	98.6	91.9	7.3

Liquidity and Capital Resources
Total liquidity as of September 30, 2018, was $107.4 million, including $0.4 million in cash and cash equivalents, and $107.0 million available under the partnership’s revolving credit facility. The balance outstanding on the partnership’s revolving credit facility was $128.0 million as of September 30, 2018.

Conference Call Information
Green Plains Partners LP and Green Plains Inc. will host a joint conference call Thursday Nov. 8th at 11 a.m. Eastern time (10 a.m. Central time), to discuss third quarter 2018 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 1476588. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains Partners’ website at http://ir.greenplainspartners.com.

Non-GAAP Financial Measures
Adjusted EBITDA and distributable cash flow are supplemental financial measures used to assess the partnership’s financial performance. Management believes adjusted EBITDA and distributable cash flow provide investors useful information in assessing the partnership’s financial condition and results of operations. Adjusted EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization, plus adjustments for transaction costs related to acquisitions or financings, minimum volume commitment deficiency payments, unit-based compensation expense, net gains or losses on asset sales and the partnership’s proportional share of EBITDA adjustments of equity method investees. Distributable cash flow is defined as adjusted EBITDA less interest paid or payable, income taxes paid or payable, maintenance capital expenditures and the partnership’s proportionate share of distributable cash flow adjustments of equity method investees. Adjusted EBITDA and distributable cash flow are not presented in accordance with generally accepted accounting principles (GAAP) and therefore should not be considered in isolation or as alternatives to net income or any other measure of financial performance presented in accordance with GAAP to analyze the partnership’s results.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol production, grain handling and storage, cattle feeding, food ingredients, and commodity marketing and logistics services. The company is one of the leading producers of ethanol in the world and, through its adjacent businesses, is focused on the production of high-protein feed ingredients and export growth opportunities. Green Plains owns a 62.4% limited partner interest and a 2.0% general partner interest in Green Plains Partners. For more information about Green Plains, visit www.gpreinc.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied are discussed in Green Plains Partners’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains Partners assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2018	2017
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$432	$502
Accounts receivable, including from affiliates	18,574	19,974
Other current assets	743	1,158
Total current assets	19,749	21,634
Property and equipment, net	46,156	48,305
Other assets	23,406	22,329
Total assets	$89,311	$92,268

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable, including to affiliates	$11,539	$7,960
Other current liabilities	5,424	8,098
Total current liabilities	16,963	16,058
Long-term debt	136,012	134,875
Other liabilities	3,736	4,181
Total liabilities	156,711	155,114

Partners' capital	(67,400)	(62,846)
Total liabilities and partners' capital	$89,311	$92,268

GREEN PLAINS PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per unit amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017	% Var.	2018	2017	% Var.
Revenues
Affiliate	$24,472	$24,748	(1.1)%	$72,949	$74,019	(1.4)%
Non-affiliate	1,298	1,701	(23.7)	4,546	4,724	(3.8)
Total revenues	25,770	26,449	(2.6)	77,495	78,743	(1.6)
Operating expenses
Operations and maintenance (excluding depreciation and amortization reflected below)	7,283	8,346	(12.7)	23,586	25,161	(6.3)
General and administrative	1,109	922	20.3	3,689	3,258	13.2
Depreciation and amortization	1,120	1,280	(12.5)	3,406	3,781	(9.9)
Total operating expenses	9,512	10,548	(9.8)	30,681	32,200	(4.7)
Operating income	16,258	15,901	2.2	46,814	46,543	0.6
Other income (expense)
Interest income	21	20	5.0	61	61	-
Interest expense	(1,871)	(1,412)	32.5	(5,253)	(3,941)	33.3
Other	-	-	-	75	-	*
Total other expense	(1,850)	(1,392)	32.9	(5,117)	(3,880)	31.9
Income before income taxes and income (loss) from equity method investees	14,408	14,509	(0.7)	41,697	42,663	(2.3)
Income tax expense	(5)	(43)	(88.4)	(70)	(135)	(48.1)
Income (loss) from equity method investees	48	-	*	(82)	-	*
Net income	$14,451	$14,466	(0.1)%	$41,545	$42,528	(2.3)%

Net income attributable to partners' ownership interests:
General partner	$289	$290	(0.3)%	$831	$851	(2.4)%
Limited partners - common unitholders	10,726	7,097	51.1	24,015	20,856	15.1
Limited partners - subordinated unitholders	3,436	7,079	(51.5)	16,699	20,821	(19.8)

Earnings per limited partner unit (basic and diluted):
Common units	$0.44	$0.45	(2.2)%	$1.28	$1.31	(2.3)%
Subordinated units	$0.44	$0.45	2.2%	$1.28	$1.31	(2.3)%

Weighted average limited partner units outstanding (basic and diluted):
Common units	24,403	15,922		18,780	15,914
Subordinated units	7,427	15,890		13,038	15,890

Supplemental Revenues Data:
Storage and throughput services	$15,748	$15,416	2.2%	$45,965	$45,695	0.6%
Railcar transportation services	6,156	7,384	(16.6)	19,780	22,169	(10.8)
Terminal services	2,447	2,688	(9.0)	8,028	8,716	(7.9)
Trucking and other	1,419	961	47.7	3,722	2,163	72.1
Total revenues	$25,770	$26,449	(2.6)%	$77,495	$78,743	(1.6)%

* Percentage variance not considered meaningful.

GREEN PLAINS PARTNERS LP
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited, in thousands)
	Nine Months Ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net income	$41,545	$42,528
Noncash operating adjustments:
Depreciation and amortization	3,406	3,781
Other	771	744
Net change in working capital	2,235	(1,390)
Net cash provided by operating activities	47,957	45,663
Cash flows from investing activities:
Purchases of property and equipment, net	(1,222)	(1,912)
Contributions to equity method investees	(1,425)	(1,284)
Net cash used in investing activities	(2,647)	(3,196)
Cash flows from financing activities:
Payments of distributions	(46,302)	(42,839)
Net proceeds - revolving credit facility	1,100	-
Payments of loan fees	(185)	-
Other	7	3
Net cash used in financing activities	(45,380)	(42,836)

Net change in cash and cash equivalents	(70)	(369)
Cash and cash equivalents, beginning of period	502	622
Cash and cash equivalents, end of period	$432	$253

GREEN PLAINS PARTNERS LP
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands except ratios)

	Three Months Ended		Nine Months Ended		LTM Ended
	September 30,		September 30,		September 30,
	2018	2017	2018	2017	2018
Net income	$14,451	$14,466	$41,545	$42,528	$57,884
Interest expense	1,871	1,412	5,253	3,941	6,714
Income tax expense	5	43	70	135	44
Depreciation and amortization	1,120	1,280	3,406	3,781	4,736
Minimum volume commitment adjustments (1)	(747)	(828)	-	182	(182)
Transaction costs	6	-	288	-	288
Unit-based compensation expense	76	40	196	159	256
Proportional share of EBITDA adjustments of equity method investees (2)	45	-	45	-	45
Adjusted EBITDA	16,827	16,413	50,803	50,726	69,785
Interest paid or payable	(1,871)	(1,412)	(5,253)	(3,941)	(6,714)
Income taxes paid or payable	(4)	(43)	(68)	(135)	(22)
Maintenance capital expenditures	(35)	(18)	(50)	(182)	(52)
Distributable cash flow	$14,917	$14,940	$45,432	$46,468	$62,997
Distributions declared (3)	$15,503	$14,932	$46,499	$43,818	$61,805
Coverage ratio	0.96x	1.00x	0.98x	1.06x	1.02x
(1) Adjustments related to the storage and throughput quarterly minimum volume commitments.
(2) Represents the partnership's proportional share of depreciation and amortization, interest expense, and income tax expense of equity method investees.
(3) Represents distributions declared for the applicable period and paid in the subsequent quarter.

Contact: Jim Stark | Vice President, Investor & Media Relations | 402.884.8700 | jim.stark@gpreinc.com